UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                                 Current Report

                        Pursuant to Section 13 or 15 (d)

                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 24, 1998
                                                        (February 23, 1998)

                            HOMESTAKE MINING COMPANY
             (Exact name of Registrant as specified in its charter)




   Delaware                       1-8736                 94-2934609
(State or other                (Commission             (I.R.S. Employer
jurisdiction of                File Number)            Identification Number)
incorporation)



         650 California Street, San Francisco, California      94108-2788
             (Address of principal executive offices)          (Zip Code)


 Registrant's telephone number, including area code: (415) 981-8150
                                                     http://www.homestake.com

Item 5.    Other Events.

         Inmet Mining Corporation Litigation regarding Troilus Mine

         In the Company's 8-K Report dated December 16, 1997, the Company reported that Homestake Canada Inc. ("HCI," a wholly-owned subsidiary of the Company) and Prime Resources Group, Inc. ("Prime," 50.6% owned by HCI) had terminated their previously announced agreement to purchase the Troilus gold mine in Quebec from Inmet Mining Corporation ("Inmet") for approximately $110,000,000. The agreement was terminated on the basis that due diligence investigation had determined that the conditions of the offer would not be satisfied. In that report, the Company also disclosed that Inmet disputed the termination of the agreement.

         On February 23, 1998, Inmet commenced litigation against HCI and Prime in the Supreme Court of British Columbia with respect to the Troilus mine, disputing HCI's and Prime's termination of the agreement, and alleging that HCI and Prime had breached the agreement. Inmet seeks specific performance or, in the alternative, damages. (Inmet Mining Corp. v. Homestake Canada Inc. et al, B.C. Sup. Ct., No. C980922.)

         Management   believes  that  HCI  and  Prime  properly  terminated  the agreement with Inmet and that the action by Inmet is without merit. HCI and Prime intend to vigorously defend this action.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Dated:   February 24, 1998


                                                HOMESTAKE MINING COMPANY
                                                      (Registrant)



                                              By:  /s/ David W. Peat
                                                   -----------------
                                                   David W. Peat
                                                   Vice President and Controller